UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2018

BBVA Compass Bancshares, Inc.

(Exact name of Registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	000-55106 (Commission File Number)	20-8948381 (IRS Employer Identification No.)

2200 Post Oak Blvd. Houston, Texas (Address of principal executive offices)	77056 (Zip Code)

(205) 297-3000 (Registrant's telephone number, including area code) Not applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On December 20, 2018, BBVA Compass Bancshares, Inc. (the “Company”) issued a press release announcing that, following the appointment of Onur Genç as Group CEO of Banco Bilbao Vizcaya Argentaria, S.A. (“BBVA”), Javier Rodriguez Soler, the global head of Strategy and M&A for BBVA, will succeed Mr. Genç as the Chief Executive Officer of the Company. A copy of the press release containing this information is furnished as Exhibit 99.1.

The foregoing information and the exhibit attached hereto are being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of the Company dated December 20, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBVA Compass Bancshares, Inc.
By:	/s/ Jonathan W. Pennington
Name:	Jonathan W. Pennington
Title:	Executive Vice President and Controller

Date: December 20, 2018